Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12904) pertaining to the Employees’ Share Purchase Plan and the Share Incentive Plan of Tikcro Technologies Ltd. of our report dated June 25, 2007, with respect to the consolidated financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ KOST, FORER GABBAY and KASIERER

June 26, 2007	KOST, FORER GABBAY and KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global